UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 S.W. Sandburg Street, Suite 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

20245 SW 95th Avenue

Tualatin, Oregon 97062

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 30, 2012, Bioject Medical Technologies Inc. (“Bioject”) received a resignation letter from Moss Adams LLP, its independent registered public accounting firm. Moss Adams LLP’s audit opinion on Bioject’s financial statements for each of the last two years in the period ended December 31, 2010 was modified to account for the uncertainty as to Bioject’s ability to continue as a going concern. The resignation of Moss Adams LLP was approved and accepted by the Audit Committee of our Board of Directors.

During Bioject’s two most recent fiscal years for which Moss Adams LLP provided an audit opinion, which were the two years in the period ended December 31, 2010, and through March 30, 2012, there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Moss Adams LLP, would have caused Moss Adams LLP to make reference to the subject matter of the disagreement(s) in connection with its report.

Bioject has provided Moss Adams LLP with a copy of the disclosures made in this Form 8-K prior to the day of filing. Bioject has requested, and Moss Adams LLP has provided, a letter addressed to the Commission stating that it agrees with the statements made by Bioject in this Form 8-K. Such letter is filed herewith as Exhibit 16.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

16 Letter re Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell Vice President of Finance (Principal Financial and Accounting Officer)

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